TERMINATION, SETTLEMENT, AND FORBEARANCE AGREEMENT

     THIS TERMINATION, SETTLEMENT AND FORBEARNANCE AGREEMENT (the "Agreement") is made and entered into effective as of October 16, 2006, between IN VERITAS MEDICAL DIAGNOSTICS, INC., a Colorado corporation (the "Company"), MONTGOMERY EQUITY PARTNERS, LTD. (the "Montgomery") and CORNELL CAPITAL PARTNERS, L.P. ("Cornell"). Montgomery and Cornell are collectively referred to herein as the "Buyers". All terms not otherwise defined herein shall have the meaning ascribed to the in the Securities Purchase Agreement (as defined below).

     WHEREAS, on September 7, 2005, the Company and Montgomery entered into a Securities Purchase Agreement ("Securities Purchase Agreement"). In connection with the Securities Purchase Agreement and contemporaneously therewith, the Company and Montgomery also entered in an Investor Registration Rights Agreement (the "Registration Rights Agreement"), Irrevocable Transfer Agent Instructions along with Corporate Stock Transfer (the "Transfer Agent Instructions"), an Escrow Agreement along with David Gonzalez, Esq. (the "Escrow Agreement"), a Pledge and Escrow Agreement along with David Gonzalez, Esq. (the "Pledge Agreement"), and a Security Agreement (the "Security Agreement"). The Securities Purchase Agreement, Registration Rights Agreement, Transfer Agent Instructions, Escrow Agreement, Pledge Agreement, Security Agreement, Debenture (as defined below) and all other agreements entered into between the Company and Montgomery in connection therewith are collectively referred to herein as the "Transaction Documents".

     WHEREAS, on September 7, 2005, the Company and Cornell entered into a Standby Equity Distribution Agreement ("SEDA"). In connection with the SEDA and contemporaneously therewith, the Company and Cornell entered into a Registration Rights Agreement (the "SEDA Registration Rights Agreement"), a Placement Agent Agreement along with Monitor Capital, Inc. (the "Placement Agent Agreement") and an Escrow Agreement along with David Gonzalez, Esq. (the "SEDA Escrow
Agreement"). The SEDA, SEDA Registration Rights Agreement, SEDA Escrow Agreement, and Placement Agent Agreement are collectively referred to herein as the "SEDA Transaction Documents".

     WHEREAS, the Company wishes to repay all principal and accrued and unpaid interest due to Montgomery as of the date hereof under that certain Secured Convertible Debenture (the "Debenture") which the Company issued to the Montgomery on September 7, 2005 under the terms and conditions as set forth herein.

     WHEREAS, the Company acknowledges that an event of default has occurred under the Debenture as a result of (i) the Registration Statement not being declared effective within 120 days after filing thereof, and (ii) the Company's breach of its obligations to make payments of principal and interest under the Debenture (collectively, the "Existing Defaults").

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. In consideration for the accommodations made by Montgomery to the Company set forth herein,

     a. Repayment of the Debenture. The Company shall pay Montgomery an aggregate of $348,000.00 (the "Funds") which represents all amounts owed by the Company to Montgomery under the Debenture as of the date hereof including outstanding principal and interest. The Company shall pay the Funds to Montgomery monthly at the rate of $29,000.00 ("Monthly Payment") per calendar month, with the first payment being due and payable on November 15, 2006 and each subsequent payment being due and payable on the first business day of each subsequent month until the Funds are repaid in full. The parties agree that the Redemption Premium shall not be applied to the payment of the Funds by the Company.

     b. All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (including, without limitation, the Funds) (collectively, the "Obligations") now or hereafter payable by the Company to Montgomery under the Debenture and the Transaction Documents are unconditionally owing by the Company to Montgomery, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever. All terms of the Transaction Documents not modified by this Agreement shall remain in full force and effect. An event of default on any Transaction Document shall constitute an Event of Default on all other Transaction Documents.

     c. The Company hereby acknowledges, confirms and agrees that Montgomery has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property and the Pledged Shares (each as defined in the Transaction Documents) heretofore granted pursuant to any and all security agreements, pledge agreements, or otherwise granted to or held by Montgomery.

     d. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions set forth herein, Montgomery hereby waives on a one-time basis only the Existing Defaults and further agree to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and continuing for so long as the ------------------- following conditions are met: (i) the Company strictly complies with the terms of this Agreement (including the covenants of the Company set forth in Section 1.a. hereof), and (ii) there is no occurrence or existence of any event of default, other than the Existing Default under the Transaction Documents.


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

     e. Upon the termination or expiration of the Forbearance Period, the agreement of Montgomery to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Montgomery to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind as well as the continuation of the accrual of interest as set forth above. This Agreement shall be deemed to satisfy any and all requirements by Montgomery to notify the Company of the occurrence of the Existing Default and satisfies any obligation by Montgomery to give the Company an opportunity to cure each Existing Default.

     f. The Company hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Montgomery by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, (c) Montgomery is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without offset, setoff, defense or counterclaim of any kind, nature or descriptions whatsoever, and (d) it has no claims, actions, cause of action, suits, judgments, and demands whatsoever, in law, admiralty or equity, against Montgomery, Cornell, or their affiliates.

2. Conversion of the Debenture. During the Forbearance Period, Montgomery shall not convert in excess of $60,000 in principal amount of the Debenture per calendar month. If Montgomery converts the Debenture in a particular calendar month in a principal amount equal to or greater than the Monthly Payment amount, the Company shall be relieved of its obligation to pay the Monthly Payment amount due in the subsequent calendar month, and, to the extent that the amount of the conversion in that month exceeds the Monthly Payment amount, the amount of such excess (the "Excess Amount") shall be deducted from the following months Monthly Payment amount; or, if a conversion occurs in the subsequent month which is equal to or greater than the Monthly Payment amount, the Excess Amount shall be carried forward and offset against future Monthly Payments amounts until such time as the Company has satisfied all accumulated Monthly Payments amounts due by cumulative payments made plus cumulative conversions. Similarly, if, in any month, a conversion occurs for an amount which is less that the Monthly Payment Amount the amount that the Company shall pay in that month shall be reduced by the amount of the conversion.

3. Interest and Liquidated Damages. The Company and Montgomery agree that during the Forbearance Period (as defined below) the Debenture shall not bear any interest and no Liquidated Damages shall accrue under any of the Transaction Documents. Immediately upon the termination or expiration of the Forbearance Period, if the Funds have not been repaid to Montgomery in full, Liquidated Damages and interest shall automatically and without any further action start accruing.


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

4. Conversion Price of the Debentures. The Conversion Price (as set forth in the Debenture) in effect on any Conversion Date (as set forth in the Debenture) from and after the date hereof shall be adjusted to equal $0.05, which may be subsequently adjusted pursuant to the other terms of the Debenture.

5. Warrant Shares. Montgomery shall retain the Warrant issued in accordance with the Securities Purchase Agreement.

6. Termination of SEDA Transaction Documents, Investor's Shares. The Company and Cornell hereby terminate the SEDA Transaction Documents. Cornell shall retain the Investor's Shares (as defined in the SEDA).


7.   Termination  of  Transaction  Documents,   Security  Interest,  and  Mutual
     Release.

     a. Montgomery hereby (i) acknowledges and agrees that the payment in full of the Funds (whether through Monthly Payments, conversion, any combination thereof, or otherwise) in accordance with this Agreement, will constitute payment in full and complete satisfaction of all of the Obligations, and (ii) agrees that effective upon receipt by Montgomery of the Funds all security interests, mortgages and other liens, if any, which the Company may have granted to Montgomery in connection with the Transaction Documents shall automatically be released and terminated.

     b. Montgomery agrees to, within five (5) calendar days after the payment in full of the Funds in accordance with this Agreement, (ii) file the necessary financing statement amendments, terminations, releases, or other agreements with the pertinent governmental authorities in the United Kingdom evidencing the release and termination of the Montgomery's liens in any of the Pledged Property, (ii) execute and deliver to the Company following payment in full of the Funds, such financing statement amendments, terminations, releases, or other agreements and documents, as the Company may request to evidence the release and termination of the Montgomery's liens in any assets or properties of the Company arising under the Transaction Documents, and
          (iii) instruct the Escrow Agent to cause the Pledged Shares to be returned to the Company, together with the power of attorney duly executed by the Company in favor of Montgomery, each for cancellation by the Company.

     c. Upon payment in full of the Funds in accordance with this Agreement, Montgomery and the Company shall release and discharge each other, and each of their respective officers, directors, principals, control persons, past and present employees, insurers, successors, agents and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages,


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

          judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the other party it ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, to the date of this Agreement arising under any of the Transaction Documents.

8. Confidentiality. Except as required under the statutes, rules or regulations of any federal or state government, government agency or court of competent jurisdiction, each of the Company and the Buyer, and their respective counsel, shall not disclose or divulge any of the matters underlying this Agreement, or any of the terms or substance of this Agreement to any third party. The Company shall issue an 8-K disclosing the material terms of this Agreement within 2 business days of the date hereof.

9.   Miscellaneous.

          (a) Further Assurances. The parties hereto each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          (d) Headings. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          (e) Binding Effect. This Agreement is irrevocable and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          (f) Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.


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

     IN WITNESS WHEREOF, the parties have signed and delivered this Termination, Settlement, and Forbearance Agreement on the date first set forth above.

IN VERITAS MEDICAL DIAGNOSTICS, INC.           MONTGOMERY EQUITY PARTNERS, LTD

By: /s/ Graham Cooper                          By: /s/ Mark A. Angelo
   ------------------                             -------------------
Name:    Graham Cooper                         Name:    Mark A. Angelo
Title:   President and CEO                     Title:   Director

                                               CORNELL CAPITAL PARTNERS, LP

                                               By: Yorkville Advisors, LLC
                                                   ------------------------
                                               Its: General Partner

                                               By: /s/ Mark A. Angelo
                                                  --------------------
                                               Name: Mark Angelo
                                               Title: Portfolio Manager


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